Exhibit: 10.1

Management Agreement:

	This Agreement is made and effective this first day of January 2008, between Texas Vanguard Oil Company, and Robert Watson, Inc., and shall continue until one year, unless sooner renewed or terminated.

Witnesseth

WHEREAS, Robert Watson, Inc. is an affiliate and major shareholder of Texas Vanguard Oil Company; and

WHEREAS, Texas Vanguard Oil Company (TVOC) desires to obtain certain services from Robert Watson, Inc. and Robert Watson, Inc. is willing to make such services available to TVO;

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

1. Commencing on the date of this agreement and until this agreement is terminated pursuant to Section 3 hereof, Robert Watson, Inc. will provide or otherwise make available to TVOC general corporate management and will charge TVOC, thereafter the sum of $20,000 per month payable on the first day of each month. It is understood that the services rendered by Robert Watson, Inc. under the Agreement shall be advisory and consultative in nature. The monthly service fee represents indirect charges and all other charges directly attributed to TVOC shall be deemed direct charges and are payable by TVOC in addition to the monthly service fee.

2. In performing these services, the officers, employees, agents and assignees of Robert Watson, Inc., act solely in the capacity of independent contractors, but agree to be bound by TVOC statement of policy and conflict of interests.

3. Either party, (TVOC or Robert Watson, Inc.) has the right to terminate this Agreement at any time upon not less than thirty (30) days prior written notice.

4. Until this Agreement is terminated pursuant to Section 3 hereof, the $20,000 monthly charge provided for in Section 1 hereof will be subject to review at any time and from time to time upon the written request of either party to the other, and upon such request, appropriate and reasonable adjustments in such monthly charge will be made and in the light of all relevant factors then existing in order to cover the services reasonably expected to be rendered thereafter.

5. Nothing contained herein shall be construed to relieve the directors and officers of TVOC from the performance of their respective duties or to limit the exercise of their powers in accordance with the certificate of incorporation or by-laws of TVOC, any applicable provisions of Texas or Federal law, or otherwise.

6. This Agreement shall not be assignable except with the prior written consent of each of the parties hereto, provided, however, that such consent shall not be required with respect to any transfer or assignment to any corporation succeeding TVOC by merger, consolidation or acquisition of all or substantially all the assets of TVOC.


IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first written above.


By:  /s/Linda R. Watson
    Linda R. Watson
    Chairman of the Board and Treasurer
    Texas Vanguard Oil Company

ATTEST:


/s/ Teresa Nuckols
    Secretary




By: /s/Linda R. Watson
    Linda R. Watson
    President, Robert Watson, Inc.


ATTEST:


/s/ Mark Ekrut
    Secretary